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                                                                   EXHIBIT 10.19


November 1, 1999

William P. Love, Jr.
9401 Indian Creek Parkway
Suite 450
Overland Park, KS 66210

Dear Bill,

As you know, Building One Services Corporation ("Building One") is contemplating a merger (the "Merger") with Group Maintenance America Corp. ("GroupMAC"). The purposes of this letter are to indicate to you that both Building One and GroupMAC would like you to continue your employment with the combined company after the Merger is completed and to set forth the material terms of such employment. The terms of your employment with the combined company are described below. It is anticipated that the combined company will request you to sign an employment agreement to reflect these terms on or prior to completion of the Merger. These terms will only be effective upon completion of the Merger. All prior agreements relating to your employment with Building One will remain in effect until completion of the Merger.

A.  Position                     Your title and position will be President of
                                 the Electrical Group.
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B.  Base Salary                  Your Base Salary will be changed to $240,000
                                 per year.
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C.  Bonus                        You will be entitled to participate in a new
                                 incentive bonus plan for fiscal year 2000 and
                                 beyond with the potential to receive up to 80%
                                 of your Base Salary.  Your bonus through
                                 December 31, 1999 will be determined under
                                 Building One's existing bonus plan.
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D.  Covenant Not to Compete      Your employment agreement will contain a
                                 covenant by you not to compete with the
                                 combined company. This covenant will apply while you are an employee of the combined company and will extend for a minimum of one year after your termination regardless of the nature of your termination. The covenant may extend for a longer period under certain circumstances to be set forth in your new employment agreement.

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E.  Interest Free Loan           In consideration for your agreeing to a
                                 reduction in salary and bonus, the combined
                                 company will provide you with an interest free
                                 loan in the amount of $ 650,000.  The loan
                                 will be due and payable on the fourth
                                 anniversary of the date of completion of the
                                 Merger.  However, to the extent that you
                                 remain in the employ of the combined company,
                                 the loan will be forgiven on a pro rata basis
                                 in 48 equal installments.  If your employment
                                 is terminated prior to the expiration of the
                                 four-year term and such termination is
                                 initiated by you without good reason or by the
                                 combined company with cause, the entire
                                 principal amount of the loan that has not
                                 already been forgiven will become immediately
                                 due and payable.  If your employment with the
                                 combined company is terminated without cause,
                                 the note will be forgiven in full effective on
                                 the date of such termination.
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F.  Other Benefits, Terms and
     Conditions                  Your new employment agreement will have other
                                 terms and conditions which will afford you
                                 with benefits and other rights that are at
                                 least equal to or better than the benefits and
                                 other rights that you have now.
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G.  Term                         The term of your new employment agreement will
                                 be two years from the date of completion of the Merger. However, the base salary and bonus opportunity amounts will be re-evaluated by the compensation committee of the Board of Directors of the combined company within 12 months from the date of the Merger to determine whether such amounts are commensurate with your responsibilities.
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In addition, as we discussed, any future evaluations of your compensation package, including salary and bonus amounts, will not be affected by the presence of the interest free note referenced in Section E above.

If the Merger is not completed by March 31, 2000, this letter agreement will automatically terminate without any action on the part of Building One or you.

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William P. Love, Jr.
November __, 1999


If you agree with the terms described above, please sign and date this letter in the space provided below.

                                     Very truly yours,

                                     BUILDING ONE SERVICES CORPORATION


                                     By:____________________________________
                                     Joseph M. Ivey
                                     President and Chief Executive Officer

ACCEPTED AND AGREED
This ___ day of November, 1999.


___________________________
William P. Love, Jr.

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